UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) December 15, 2000
                        ---------------------------------

                        Commission file Number 000-26839

                                SNAP2 CORPORATION
             (Exact Name of Registrant as Specified in its Charter)
                         -------------------------------


Nevada                                                    88-0407246
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification Number)


10641 Justin Drive
Urbandale, Iowa                                           50322
(Address of principal executive offices)                  (Zip Code)


                                 (515) 331-0560
                (Registrant's Executive Office Telephone Number)

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Item 4. Change in Registrant's Certifying Accountant

On December 15, 2000, the Board of Directors of SNAP2 Corporation (the "Company") approved the hiring of KPMG LLP (KPMG) as the Company's independent accountants for the audit of the financial statements of the Company for the year ended September 30, 2000. The Company, prior to the merger of ISES Corporation with and into the Company, had utilized the services of Barry L. Friedman, P.C., Las Vegas, Nevada ("Friedman"). Friedman's audit report regarding the audit of the balance sheet of the Company dated September 30, 1999 and the related statements of operations, stockholder's equity and cash flows for the period from October 8, 1998 (inception) to September 30, 1999 was included in the Company's 10-KSB for the year ended September 30, 1999.

The audit report of Friedman on the financial statements of the Company for the period ended September 30, 1999 did not contain an adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles except as to an uncertainty regarding the Company's ability to continue as a going concern due to recurring losses and absence of sources of revenue.

During the audit of the period ended September 30, 1999 to the knowledge of management of the Company there were no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The Company requested that Friedman furnish it with a letter addressed to the SEC stating whether or not Friedman agrees with the above statements. A copy of Friedman's letter to the SEC dated December 15, 2000, is filed as Exhibit 16 to this Form 8-K.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

          16. Letter from Barry L. Friedman, P.C. to Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SNAP2 CORPORATION
                                          Registrant


                                          By /S/ Dean R. Grewell, III
                                             Dean R. Grewell, III
                                             President & Chief Executive Officer

Date: December 20, 2000

EX-16 Letter from Barry L. Friedman, P.C.


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